EXHIBIT 4.1

                             STOCK COMPENSATION PLAN


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                         2003(e) STOCK COMPENSATION PLAN
                                       OF
                                   REVA, INC.


SECTION 1. ESTABLISHMENT AND PURPOSE
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     The Plan was established on August 8, 2003 effective August 8, 2003, to offer directors, officers and selected employees, advisors and consultants an opportunity to acquire a proprietary interest in the success of the Company to receive compensation, or to increase such interest, by purchasing Shares of the Company's common stock. The Plan provides for the direct issuance of shares.

     The Plan is intended to comply in all respects with Rule 16b-3 (or its successor) under the Exchange Act and shall be construed accordingly.

SECTION 2. DEFINITIONS.
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(A)  "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company, as constituted from time to time.

(B) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

(C) "COMMITTEE" shall mean a committee of the Board of Directors, as described in Section 3(a).

(D) "COMPANY" shall mean Reva, Inc., formerly known as Wide Video, Inc., a Colorado corporation, including its wholly owned subsidiary as they may come into existence.

(E) "EMPLOYEE" shall mean (i) any individual who is a common-law employee of the Company or of a Subsidiary, (ii) an Outside Director, (iii) an independent contractor who performs services for the Company or a Subsidiary and who is not a member of the Board of Directors including consultants and advisors that provide professional, technical, financial, accounting, capital markets related and other services. Service as an Outside Director or independent contractor shall be considered employment for all purposes of the Plan, except as provided in Subsections (a) and (b) of Section 4,

(F) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

(G) "EXERCISE PRICE" shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

(H) "FAIR MARKET VALUE" shall mean the market price of Stock, determined by the Committee as follows:

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          (i) If Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite-transactions report;

          (ii) If stock was traded over-the-counter on the date in question and was traded on the Nasdaq system or the Nasdaq National Market, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by the Nasdaq system or the Nasdaq National Market;

          (iii) If Stock was traded over-the-counter on the date in question but was not traded on the Nasdaq system or the Nasdaq National Market, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which Stock is quoted or, if the Stock is not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, Inc.; and

          (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

          In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(I) "OFFEREE" shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

(J) COMMITTEE PROCEDURES. The Committee shall designate one of its members as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

(K) COMMITTEE RESPONSIBILITIES. Subject to the provisions of the Plan, the Committee shall have the authority and discretion to take the following actions:

          (i) To interpret the Plan and to apply its provisions;

          (ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;
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          (iii) To  authorize  any person to execute,  on behalf of the Company, any instrument required to carry out the purposes of the Plan;

          (iv) To determine when Shares are to be awarded or offered for sale and when Options are to be granted under the Plan,

          (v) To select the Offerees;

          (vi) To determine the number of Shares to be offered to each Offeree or to be made subject to each Option;

          (vii) To prescribe the terms and conditions of each award or sale of Shares, including (without limitation) the Purchase Price, and to specify the provisions of the Stock Purchase Agreement relating to such award or sale;

          (viii) To amend any outstanding Stock Purchase Agreement, subject to applicable legal restrictions and, to the extent such amendments adverse to the Offeree's interest, to the consent of the Offeree who entered into such agreement;

          (ix) To prescribe the consideration for the grant of each Option or other right under the Plan and to determine the sufficiency of such consideration; and

          (x) To take any other actions deemed necessary or advisable for the administration of the Plan.

          All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, and all persons deriving their rights from an Offeree. No member of the Committee shall be liable for any action that he or she has taken or has failed to take in good faith with respect to the Plan, or any right to acquire Shares under the Plan.

SECTION 3. ELIGIBILITY.
-----------------------

(A) GENERAL RULES. Only Employees (including, without limitation, independent contractors who are not members of the Board of Directors) shall be eligible for designation as recipients below.

(B) ATTRIBUTION RULES. For purposes of Subsection (c) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee's brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries. Stock with respect to which such Employee holds an option shall not be counted.
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(C)  OUTSTANDING STOCK. For purposes of Subsection (c) above, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant. "Outstanding stock" shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 4. STOCK SUBJECT TO PLAN.
---------------------------------

     BASIC LIMITATION. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares which may be issued under the Plan (upon exercise of Options or other rights to acquire Shares) shall not exceed 15% of Shares outstanding, subject to adjustment pursuant to Section 9. The number of Shares which are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.


SECTION 5. TERMS AND CONDITIONS OF AWARDS OR SALES.
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(A)  AGREEMENT. Each award or sale of Shares under the Plan shall be evidenced by an Agreement between the Offeree and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in an Agreement. The provisions of the various Agreements entered into under the Plan need not be identical.

(B) DURATION OF OFFERS AND NONTRANSFERABILITY OF RIGHTS. Any right to acquire Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Offeree within 30 days after the grant of such right was communicated to the Offeree by the Committee. Such right shall not be transferable and shall be exercisable only by the Offeree to whom such right was granted, except as to individuals who are principals of a contractor.

(C) PURCHASE PRICE. The Purchase Price of Shares to be offered under the Plan shall not be less than 90 percent of the Fair Market Value of such Shares. Subject to the preceding sentence, the Purchase Price shall be determined by the Committee at its sole discretion. The Purchase Price shall be payable in a form described in Section 8.

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(D)  WITHHOLDING TAXES. As a condition to the award, sale or vesting of Shares, the Offeree shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with such Shares. The Committee may permit the Offeree to satisfy all or part of his or her tax obligations related to such Shares by having the Company withhold a portion of any Shares that otherwise would be issued to him or her or by surrendering any Shares that previously were acquired by him or her. The Shares withheld or surrendered shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. The payment of taxes by assigning Shares to the Company, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose, including any restrictions required by rules of the Securities and Exchange Commission.

(E) RESTRICTIONS ON TRANSFER OF SHARES. Any Shares awarded or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 6. PAYMENT FOR SHARES.
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(A)  GENERAL RULE. The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable services of the United States of America at the time when such Shares are purchased, pursuant to specific contracts or to employees.

(B) SERVICES RENDERED. To the extent that this Subsection (e) is applicable, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of
     Section 6(c).


SECTION 7. ADJUSTMENT OF SHARES.
--------------------------------

(A) GENERAL. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spinoff or a similar occurrence, the Committee shall make appropriate adjustments in the number of Shares available for future grants.

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(B)  REORGANIZATIONS. In the event that the Company is a party to a merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Options by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for payment of a cash settlement equal to the difference between the amount to be paid for one Share under such agreement and the Exercise Price, or for the acceleration of their exercisability followed by the cancellation of Options not exercised, in all cases without the Optionees' consent. Any cancellation shall not occur until after such acceleration is effective and Optionees have been notified of such acceleration. In the case of Options that have been outstanding for less than 12 months, a cancellation need not be preceded by acceleration.

(C) RESERVATION OF RIGHTS. Except as provided in this Section 9, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to; the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 8. SECURITIES LAWS.
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     Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company's securities may then be listed.

SECTION 9. NO RETENTION RIGHTS.
--------------------------------

     Neither the Plan nor any Option shall be deemed to give any individual a right to remain an employee, consultant or director of the Company or a Subsidiary. The Company and its Subsidiaries reserve the right to terminate the service of any employee, consultant or director at any time, with or without cause, subject to applicable laws, the Company's certificate of incorporation and by-laws and a written employment agreement (if any).

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SECTION 10. DURATION AND AMENDMENTS.
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(A)  TERM OF THE PLAN. The Plan, as set forth herein, shall become effective as of August 8, 2003. The Plan shall terminate automatically one year after its initial adoption by the Board of Directors, and may be terminated on any earlier date pursuant to Subsection (b) below.

(B) RIGHT TO AMEND OR TERMINATE THE PLAN. The Board of Directors may, subject to applicable law, amend, suspend or terminate the Plan at any time and for any reason. An amendment to the Plan shall require stockholder approval only to the extent required by applicable law.

(C) EFFECT OF AMENDMENT OR TERMINATION. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereto shall not affect any Share previously issued or any Option previously granted under the Plan.

SECTION 11. EXECUTION.
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     To record the adoption of the Plan by the Board of Directors on August 8,
2003, the Company has caused its authorized officer to execute the same.

                   REVA, Inc.



                   By: /s/John G. Perry
                       --------------------------
                       John G. Perry
                       President


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